Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Senior Secured Convertible Notes

Common Stock Purchase Warrants

(March [●], 2023)

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is entered into on March [●], 2023 (the “Effective Date”) by and between Renewable Innovations, Inc., a Nevada corporation (the “Company”) and [●], a [●] (the “Purchaser”). The Company and the Purchaser shall each be referred to as a “Party” and collectively as the “Parties.”

AGREEMENT

1. PURCHASE OF NOTES AND WARRANTS: On the Closing Date (as hereinafter defined), subject to the terms and conditions set forth in this Agreement, the Purchaser hereby agrees to purchase, and the Company hereby agrees to sell, (a) a Senior Secured Convertible Promissory Note, the form of which is attached hereto as Exhibit A (the “Note”), in the principal amount of [●] Dollars ($[●]), and (b) Common Stock Purchase Warrants, the form of which is attached hereto as Exhibit B, to acquire that number of shares of Company common stock equal to the principal amount of the Note divided by $0.75 (the “Warrants” and, together with the Note, the “Securities”). The Purchase Price for the Securities (the “Purchase Price”) is equal to the principal amount of the Note.

The purchase and sale of the Securities is part of an offering to raise a minimum of One Million Dollars ($1,000,000) (the “Minimum Offering”) and a maximum of Two Million Dollars ($2,000,000) (the “Offering”). Investment amounts will be held in escrow at Clyde Snow & Sessions, PC, legal counsel to the Company, until the Minimum Offering has been raised (the “Initial Closing”). After the Initial Closing, closings may take place at any time at the discretion of the Company until the Offering is completed. If the Initial Closing has not taken place by March 1, 2023, any funds held in escrow will be returned to Purchasers.

The minimum investment amount by Purchaser is One Hundred Thousand Dollars ($100,000) (the “Minimum Investment”).

The Company may accept subscriptions exceeding the amount of the Offering, and may accept subscriptions in an amount less than the Minimum Investment, in its sole discretion. Subscriptions from officers, directors, and existing preferred stockholders of the Company, or their affiliates, will not be subject to the Minimum Offering amount and funds will be released to the Company immediately.

2. CLOSING AND DELIVERY:

(a) Upon the terms and subject to the conditions set forth herein, the consummation of the purchase and sale of the Securities (the “Closing”) shall be held on the date hereof, or at such other time mutually agreed upon between the constituent Parties (the “Closing Date”). The Closing shall take place at the offices of counsel for the Company set forth in Section 6 hereof, or by the exchange of documents and instruments by mail, courier, facsimile, email and wire transfer to the extent mutually acceptable to the Parties hereto.

(b) At the Closing the Purchaser will deliver the Purchase Price to the Company, and the Company will deliver the Note and the Warrant to the Purchaser.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY PURCHASER: The Purchaser hereby represents, warrants and agrees as follows:

(a) Purchase for Own Account. Purchaser represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b) Ability to Bear Economic Risk. Purchaser acknowledges that an investment in the Securities involves a high degree of risk, and represents that they are able, without materially impairing their financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of their investment.

(c) Access to Information. The Purchaser acknowledges that the Purchaser has been furnished with such financial and other information concerning the Company, the directors and officers of the Company, and the business and proposed business of the Company as the Purchaser considers necessary in connection with the Purchaser’s investment in the Securities. Purchaser has also had an opportunity to review (a) the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on December 1, 2022, and (b) the Company’s Current Report on Form 8-K/A, filed with the Commission on March 3, 2023 (collectively, the “SEC Reports”). As a result, the Purchaser is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company and has discussed with officers of the Company any questions the Purchaser may have had with respect thereto. The Purchaser understands:

i. The risks involved in this investment, including the speculative nature of the investment;

ii. The financial hazards involved in this investment, including the risk of losing the Purchaser’s entire investment;

iii. The lack of liquidity and restrictions on transfers of the Securities; and

iv. The tax consequences of this investment.

The Purchaser has consulted with the Purchaser’s own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Purchaser in the Securities and the merits and risks of an investment in the Securities.

(d) Securities Part of Private Placement. The Purchaser has been advised that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Securities is to be effected and the Securities will be issued by the Company in connection with a transaction that does not involve a public offering within the meaning of section 4(a)(2) of the Act and/or Regulation D as promulgated by the Commission under the Act, and under any applicable state blue sky authority. The Purchaser understands that the Company is relying in part on the Purchaser’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Purchaser’s representations, the Purchaser has in mind merely acquiring the Securities for resale on the occurrence or nonoccurrence of some predetermined event. The Purchaser has no such intention.

(e) Purchaser Not Affiliated with Company. The Purchaser, either alone or with the Purchaser’s professional advisers, (i) are unaffiliated with, have no equity interest in, and are not compensated by, the Company, directly or indirectly; (ii) has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Securities; and (iii) has the capacity to protect the Purchaser’s own interests in connection with the Purchaser’s proposed investment in the Securities.

(f) Further Limitations on Disposition. Purchaser further acknowledges that the Securities are restricted securities under Rule 144 of the Act, and, therefore, if the Company, in its sole discretion, chooses to issue any certificates reflecting the ownership interest in the Securities, those certificates will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) There is an available exemption from the registration requirements of the Securities Act and the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) of Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Investors hereunder as long as the consent of the Company is obtained.

(g) Accredited Investor Status. Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act because Purchaser (or if Purchaser is an entity, all of the equity owners of Purchaser) either:

(i) has a net worth of at least $1,000,000 (for purposes of this question, Purchaser may include spouse’s net worth and may include the fair market value of home furnishings and automobiles, but must exclude from the calculation the value of Purchaser’s primary residence and the related amount of any indebtedness on primary residence up to the fair market value of the primary residence (any indebtedness that exceeds the fair market value of the primary residence must be deducted from net worth calculation)), or

(ii) had an individual income of more than $200,000 in each of the two most recent calendar years, and reasonably expects to have an individual income in excess of $200,000 in the current calendar year; or along with Purchaser’s spouse had joint income in excess of $300,000 in each of the two most recent calendar years, and reasonably expects to have a joint income in excess of $300,000 in the current calendar year.

For purposes of this Agreement, “individual income” means “adjusted gross income” as reported for federal income tax purposes, exclusive of any income attributable to a spouse or to property owned by a spouse: (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended, (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Sections 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

For purposes of this Agreement, “joint income” means, “adjusted gross income,” as reported for federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, and increased by the following amounts: (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); (iii) any deduction claimed for depletion under Section 611 et seq. of the Code; and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

(h) Purchaser Authorization. The Purchaser, if not an individual, is empowered and duly authorized to enter into this Agreement under any governing document, partnership agreement, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision or the like; this Agreement constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms; and the person signing this Agreement on behalf of the Purchaser is empowered and duly authorized to do so by the governing document or trust instrument, pension plan, charter, certificate of incorporation, bylaw provision, board of directors or stockholder resolution, or the like.

(i) No Backup Withholding. The Social Security Number or taxpayer identification shown in this Agreement is correct, and the Purchaser is not subject to backup withholding because (i) the Purchaser has not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) the U.S. Internal Revenue Service has notified the Purchaser that he or she is no longer subject to backup withholding.

4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY COMPANY: The Company hereby represents, warrants and agrees as follows:

(a) Organization. The Company is a corporation duly existing under the laws of the State of Nevada. The Company is qualified and licensed to do business in any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, operations, condition (financial or otherwise), property or prospects of the Company (a “Company Material Adverse Effect”).

(b) Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement have been taken. This Agreement, when executed and delivered by the Company, shall constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights and the enforcement of debtors’ obligations generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

(c) Absence of Conflicts. The execution, delivery and performance of this Agreement is not in conflict with nor does it constitute a breach of any provision contained in Company’s organizational documents, nor will it constitute an event of default under any material agreement to which the Company is a party or by which the Company is bound.

(d) Consents and Approvals. The Company has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities and agencies that are necessary for the continued operation of the Company’s business as currently conducted, or are required by law.

(e) Capitalization. The authorized and outstanding share capital of the Company is described on Exhibit C. Except as set forth on Exhibit C, there are no subscriptions, convertible securities, options, warrants or other rights (contingent or otherwise) currently outstanding to purchase any of the authorized but unissued capital stock of the Company. Except as set forth in Exhibit C, the Company has no obligation to issue shares of its capital stock, or subscriptions, convertible securities, options, warrants, or other rights (contingent or otherwise) to purchase any shares of its capital stock or to distribute to holders of any of its equity securities, any evidence of indebtedness or asset. No shares of the Company capital stock are subject to a right of withdrawal or a right of rescission under any applicable securities law. Except as set forth in Exhibit C, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. To the knowledge of the Company, except as described in Exhibit C or otherwise contemplated by this Agreement, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under any applicable securities laws, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company.

As defined in this Agreement, “knowledge” of the Company means the actual knowledge by a director or officer of the Company of a particular fact or circumstance.

(f) Litigation. There are no actions, suits, claims, investigations, arbitrations or other legal or administrative proceedings pending, or to the knowledge of the Company threatened, against the Company at law or in equity, that would have a Material Adverse Effect on the Company, and to Company’s knowledge, there is no basis for any of the foregoing. There are no unsatisfied judgments, penalties or awards against or affecting the Company or its businesses, properties or assets. The Company is not in default, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by the Company with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There are no actions or suits by the Company pending or threatened against others.

(g) Title to Property and Assets. The Company does not own any real property. The Company has good and marketable title to all of its personal property and assets free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Company Material Adverse Effect. With respect to properties and assets it leases, the Company is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a material adverse effect.

(h) Use of Proceeds. The proceeds from the sale of the Securities shall be used for the Company’s general working capital purposes, to include the purchase of inventory for in-house purchase orders and additional product development. The proceeds will not be used to repay debt or to pay accrued salary or bonuses to any officers, directors, employees or affiliates of the Company or to give credit or make advances to any affiliates of the Company.

(i) Taxes. The Company has filed all tax returns required to be filed by it. All such tax returns are, to the knowledge of the Company, complete and accurate in all material respects and were prepared in substantial compliance with all applicable laws and regulations. The Company has paid or caused to be paid all taxes due on such tax returns.

(j) Legal Opinion. The Company will pay the costs of its own legal counsel to issue a legal opinion for the resale and transfer of the shares of Common Stock underlying the conversion of the Note and exercise of the Warrants as soon as Purchaser is eligible to sell the securities pursuant to this Agreement, the Note and Warrant, and applicable securities laws.

5. INDEMNIFICATION: The Purchaser hereby agrees to indemnify and defend the Company and its officers and directors and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a) Any breach of or inaccuracy in the Purchaser’s representations, warranties or agreements herein;

(b) Any disposition of any Securities contrary to any of the Purchaser’s representations, warranties or agreements herein;

(c) Any action, suit or proceeding based on (i) a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any director or officer of the Company under the Act, or (ii) any disposition of any Securities.

6. MISCELLANEOUS:

(a) Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Arbitration. If a dispute or claim shall arise between the Parties with respect to any of the terms or provisions of this Agreement, or with respect to the performance by any of the Parties under this Agreement, then the Parties agree that the dispute shall be arbitrated in Salt Lake County, Utah, before a single arbitrator, in accordance with the rules of the American Arbitration Association (“AAA”). The arbitrator shall have no power to alter or modify any express provisions of this Agreement or to render any award that by its terms affects any such alteration or modification. The Parties to the arbitration may agree in writing to use different rules and/or arbitrator(s). The parties agree that the judgment award rendered by the arbitrator shall be considered binding and may be entered in any court having jurisdiction as stated in this Agreement. Alternatively, the Parties agree to consider mediation prior to arbitration should a dispute arise. The provisions of this Paragraph shall survive the termination of this Agreement.

(c) Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Utah including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

(d) Venue. The parties submit to the jurisdiction of the Courts of the State of Utah or a Federal Court empaneled in the State of Utah, County of Salt Lake, for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(g) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company:	Renewable Innovations, Inc.
588 West 400 South, Suite 100
Lindon, UT 84042
Attn: Robert L. Mount
Email: bob@renewable-innovations.com

with a copy to:	Clyde Snow & Sessions, P.C.
201 S. Main Street, Suite 2200
Salt Lake City, UT 84111
Attn: Brian A. Lebrecht
Email: bal@clydesnow.com

If to Purchaser:

Email:

or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other Party hereto.

(h) Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser.

(i) Entire Agreement; Successors. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof, and replaces all understandings and agreements, written or oral, between the Parties and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. The representations, warranties and agreements contained in this Agreement shall be binding on the Purchaser’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers.

(j) Expenses. Each Party shall pay their own expenses in connection with this Agreement. In addition, should either Party commence any action, suit or proceeding to enforce this Agreement or any term or provision hereof, then in addition to any other damages or awards that may be granted to the prevailing Party, the prevailing Party shall be entitled to have and recover from the other Party such prevailing Party’s reasonable attorneys’ fees and costs incurred in connection therewith.

(k) Currency. All currency is expressed in U.S. dollars.

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In Witness Whereof, the Parties have executed this Securities Purchase Agreement as of the date first written above.

“Company”	“Purchaser”

Renewable Innovations, Inc.,
a Nevada corporation

By: Robert L. Mount	[●]
Its: President

Exhibit A

Form of Note

(see attached)

Exhibit B

Form of Warrant

(see attached)